Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners III GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview W1 Holdings, L.P. c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022

2.	Crestview W1 TE Holdings, LLC c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022

3.	Crestview W1 Co-Investors, LLC c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022

4.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 36th Floor New York, NY 10022

5.	Jeffrey A. Marcus c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, NY 10022

6.	Brian P. Cassidy c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, NY 10022

7.	Daniel G. Kilpatrick c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, NY 10022

Date of Event Requiring Statement: September 10, 2019

Issuer Name and Ticker or Trading Symbol: WideOpenWest, Inc. [WOW]

CRESTVIEW W1 HOLDINGS, L.P.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW W1 TE HOLDINGS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW W1 CO-INVESTORS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

JEFFREY A. MARCUS

By:	/s/ Ross A. Oliver, Attorney-in-Fact

BRIAN P. CASSIDY

By:	/s/ Ross A. Oliver, Attorney-in-Fact

DANIEL G. KILPATRICK

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: September 12, 2019